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                                                                    Exhibit 99.1

                                                        [LOGO OF NATIONAL STEEL]
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                                                     National Steel Corporation
                                                     4100 Edison Lakes Parkway
                                                     Mishawaka, IN 46545-3440

NEWS RELEASE
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Media Contact:                      Ronald B. Freeman
                                    (219) 273-7559

Analyst and                         William E. McDonough
Investor Contact:                   (219) 273-7414


              NATIONAL STEEL CONFIRMS CREDIT AGREEMENT DISCUSSIONS


Mishawaka, IN, September 7, 2001 - National Steel Corporation (NYSE: NS) today confirmed that it is in discussions with banks regarding a potential new credit facility but would not confirm any of the terms being discussed. The Company has no present intention to update the marketplace regarding this matter until such time that a new credit facility is in place.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 2000.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,700 employees. Please visit the Company's website at www.nationalsteel.com for more information on the Company and its products and facilities.